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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 9, 2002
                 (Date of Earliest Event Reported: May 29, 2002)




                               EL PASO CORPORATION
             (Exact name of Registrant as specified in its charter)



            Delaware                   1-14365                76-0568816
 (State or other jurisdiction        (Commission          (I.R.S. Employer
        of incorporation)            File Number)        Identification No.)



                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2600

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Item 5.  OTHER EVENTS

         We are filing this Current Report on Form 8-K to update our previous Form 8-K filed on June 14, 2002, reporting the announced sale of a series of midstream assets to El Paso Energy Partners, L.P. (collectively, the "San Juan Assets") for an estimated $782 million. These assets include:

         o substantially all of our natural gas gathering, processing and treating assets in the San Juan Basin of New Mexico;

         o a 35-mile, 20-inch natural gas pipeline and a 16-mile, 12-inch oil pipeline originating on the Chevron/BHP "Typhoon" platform in the Green Canyon area of the Gulf of Mexico; and

         o over 500 miles of natural gas liquids pipelines and a related fractionation facility in Texas.

         This proposed sale was approved by both our and El Paso Energy Partners' Boards of Directors, which included the approval of the transaction by El Paso Energy Partners' special conflicts committee. Both our Board and El Paso Energy Partners' Board also received fairness opinions on the transaction which concluded that the terms of sale were fair to both us and El Paso Energy Partners. This transaction is subject to customary regulatory reviews and approvals. The closing of this sale is anticipated by the end of 2002.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

b. Unaudited Pro Forma Financial Statements

         The accompanying pro forma financial statements are based on our historical consolidated financial statements as of and for the six months ended June 30, 2002, and for the year ended December 31, 2001, adjusted for the effects of the proposed sale of our San Juan Assets. These statements are unaudited. We also adjusted our consolidated statements of income for the six months ended June 30, 2002, and for the year ended December 31, 2001, to exclude income from the Texas and New Mexico midstream assets that we sold to El Paso Energy Partners in April 2002. We included the pro forma effects of both of these sales, so you could see the overall impact of these sales to the partnership on our historical income statements. The unaudited pro forma balance sheet as of June 30, 2002, assumes the San Juan Assets disposition occurred on the balance sheet date. The unaudited pro forma statements of income for the six months ended June 30, 2002 and for the year ended December 31, 2001, assume the disposition of San Juan and Texas and New Mexico midstream assets occurred on January 1, 2001. These pro forma financial statements should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred at the dates presented. In addition, these pro forma financial statements were prepared in accordance with rules set forth by the Securities and Exchange Commission in Article 11 of Regulation S-X. Accordingly, we have not reflected the estimated gain on our sale of the San Juan Assets in income, made any assumptions or adjustments for possible increases in distributions by El Paso Energy Partners or assumed cost savings or synergies that might occur following these transactions.

         The accompanying financial statements should be read in conjunction with our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. The pro forma adjustments require us to use estimates and assumptions based on currently

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available information, which include assumptions about the terms of the San Juan transaction, the costs directly attributable to the San Juan Assets since these assets have been historically managed and operated as part of our overall portfolio of midstream assets in our Field Services segment and estimates of income tax rates. We believe that these estimates and assumptions are reasonable, and that the significant effects of the transactions discussed above have been properly reflected in these pro forma financial statements. However, actual results may differ from the estimates and assumptions used. In addition, the customary regulatory reviews and approvals of this transaction may affect these pro forma financial statements.



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                               EL PASO CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2002
                                  (In millions)


                                                            El Paso     Pro Forma           As
                                                           Historical   Adjustments      Adjusted
                                                           ----------   -----------      --------

                          ASSETS
Current assets
   Cash and cash equivalents                                $  2,663     $    782 (a)    $  2,663
                                                                             (782)(b)
   Accounts and notes receivable, net                          7,418           --           7,418
   Other current assets                                        4,608           (5)(a)       4,603
                                                            --------     --------        --------
            Total current assets                              14,689           (5)         14,684
                                                            --------     --------        --------
Property, plant and equipment, net                            23,418         (420)(a)      22,998
                                                            --------     --------        --------
Other assets
   Investments in unconsolidated affiliates                    4,998           (1)(a)       4,997

   Other                                                       6,898          (19)(a)       6,923
                                                                               44 (c)
                                                            --------     --------        --------
                                                              11,896           24          11,920
                                                            --------     --------        --------
            Total assets                                    $ 50,003     $   (401)       $ 49,602
                                                            ========     ========        ========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                         $  6,295     $     --        $  6,295
   Short-term borrowings and other financing obligations       1,545         (782)(b)         763
   Other                                                       3,367          (20)(a)       3,614
                                                                              267 (c)
                                                            --------     --------        --------
            Total current liabilities                         11,207         (535)         10,672
                                                            --------     --------        --------
Long-term debt and other financing obligations                16,575           --          16,575
                                                            --------     --------        --------
Other liabilities
   Deferred income taxes                                       4,523         (101)(c)       4,422
   Other                                                       3,526            9 (a)       3,535
                                                            --------     --------        --------
                                                               8,049          (92)          7,957
                                                            --------     --------        --------
Commitments and contingencies

Preferred stock of consolidated subsidiaries                   4,154           --           4,154
                                                            --------     --------        --------
Stockholders' equity
   Common stock                                                1,777           --           1,777
   Additional paid-in capital                                  3,973           --           3,973
   Retained earnings                                           5,007          348 (a)       5,233
                                                                             (122)(c)
   Other, net                                                   (739)          --            (739)
                                                            --------     --------        --------
            Total stockholders' equity                        10,018          226          10,244
                                                            --------     --------        --------
            Total liabilities and stockholders' equity      $ 50,003     $   (401)       $ 49,602
                                                            ========     ========        ========

                             See accompanying notes.

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                               EL PASO CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                  (In millions)

                                                                     El Paso     Pro Forma
                                                                    Historical  Adjustments    As Adjusted
                                                                    ----------  -----------    -----------
Operating revenues                                                    $ 6,742     $  (303)(d)    $ 6,446
                                                                                        7 (e)
                                                                      -------     -------        -------
Operating expenses
   Cost of products and services                                        3,085        (186)(d)      2,899
   Operation and maintenance                                            1,246         (39)(d)      1,208
                                                                                        1 (e)
   Restructuring and merger-related costs and asset
       impairments                                                        405          --            405
   Ceiling test charges                                                   267          --            267
   Depreciation, depletion and amortization                               717         (19)(d)        699
                                                                                        1 (e)
   Taxes, other than income taxes                                         148          (4)(d)        144
                                                                      -------     -------        -------
                                                                        5,868        (246)         5,622
                                                                      -------     -------        -------
Operating income                                                          874         (50)           824
                                                                      -------     -------        -------
Other income, net                                                         250          (1)           249
                                                                      -------     -------        -------
Interest and debt expense                                                 666         (15)(f)        651
Return on preferred stock of consolidated subsidiaries                     83          --             83
Income taxes                                                              119         (14)(d)        107
                                                                                        2 (e)
                                                                      -------     -------        -------
Income from continuing operations                                     $   256     $   (24)       $   232
                                                                      =======     =======        =======
Basic earnings per common share
   Income from continuing operations                                  $  0.48                    $  0.44
                                                                      =======                    =======
Diluted earnings per common share
   Income from continuing operations                                  $  0.48                    $  0.44
                                                                      =======                    =======
Basic average common shares outstanding                                   529                        529
                                                                      =======                    =======
Diluted average common shares outstanding                                 531                        531
                                                                      =======                    =======


                             See accompanying notes.



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                               EL PASO CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                  (In millions)


                                                                El Paso       Pro Forma         As
                                                               Historical    Adjustments      Adjusted
                                                               ----------    -----------      --------
Operating revenues                                              $13,699       $  (670)(d)     $13,038
                                                                                    9 (e)
                                                                -------       -------         -------
Operating expenses
   Cost of products and services                                  6,343          (330)(d)       6,013
   Operation and maintenance                                      2,876          (118)(d)       2,760
                                                                                    2 (e)
   Merger-related costs and asset impairments                     1,841            --           1,841
   Ceiling test charge                                              135            --             135
   Depreciation, depletion and amortization                       1,327           (55)(d)       1,275
                                                                                    3 (e)
   Taxes, other than income taxes                                   334           (10)(d)         324
                                                                -------       -------         -------
                                                                 12,856          (508)         12,348
                                                                -------       -------         -------
Operating income                                                    843          (153)            690
                                                                -------       -------         -------
Other income, net                                                   786             3 (d)         789
                                                                -------       -------         -------
Interest and debt expense                                         1,156           (36)(f)       1,120
Return on preferred stock of consolidated subsidiaries              217            --             217
Income taxes                                                        184           (41)(d)         144
                                                                                    1 (e)
                                                                -------       -------         -------
Income from continuing operations                               $    72       $   (74)        $    (2)
                                                                =======       =======         =======
Basic and diluted earnings per common share
   Income from continuing operations                            $  0.14                       $    --
                                                                =======                       =======
Basic average common shares outstanding                             505                           505
                                                                =======                       =======
Diluted average common shares outstanding                           516                           505
                                                                =======                       =======


                             See accompanying notes.


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                               EL PASO CORPORATION
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


EL PASO HISTORICAL

         The amounts as of and for the six months ended June 30, 2002, represent our condensed historical consolidated balance sheet and income statements as presented in our Form 10-Q for the period ended June 30, 2002.

         The amounts in the income statement for the year ended December 31, 2001, were derived from our 2001 Annual Report on Form 10-K, but include reclassifications to conform the information to the way in which we reported it in our June 30, 2002 Form 10-Q. These reclassification adjustments consisted of the following:

         (1) In June 2002, we adopted several provisions of Emerging Issues Task Force (EITF) Issue No. 02-3, Accounting for Contracts Involved in Energy Trading and Risk Management Activities. EITF Issue No. 02-3 requires that we report all physical sales of energy commodities in our energy trading operations, net of the cost of those products. Previously, these items were reported separately. We included these net sales as a component of revenues.

         (2) In June 2002, we announced the discontinuance of our coal mining operations and reclassified those activities in our historical financial statements as discontinued operations.

PRO FORMA ADJUSTMENTS

         These amounts represent the estimated historical results and balances of the San Juan Assets as of and for the periods presented. For the periods ended June 30, 2002 and December 31, 2001, these adjustments also include the historical results of the Texas and New Mexico midstream assets we sold to the partnership in April 2002. In addition to these historical results, we have included a number of pro forma adjusting entries. Each of these pro forma adjustments is discussed below.

PRO FORMA ADJUSTING ENTRIES

(a) To record the sale of the San Juan Assets for an estimated $782 million in cash. Based on the net book values of the assets sold, we have reflected an estimated pretax gain on the sale of these assets of $348 million, net of our ownership interest in El Paso Energy Partners in retained earnings.

(b) To record the use of cash proceeds from the San Juan Assets sale to repay short-term borrowings.

(c) To record the income tax impact of the gain on the sale of the San Juan Assets using an estimated effective tax rate of 35 percent.

(d) To exclude the historical income results of the San Juan Assets and the Texas and New Mexico midstream assets for the periods they were included in our historical income statements. Income tax expenses were adjusted at an estimated effective income tax rate of 35 percent.

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(e)  To record the impact of income from the Prince Production platform and the overriding royalty interest in the Prince field. These were assets we received in exchange for our Texas and New Mexico midstream assets. Income tax expenses were adjusted at an estimated effective income tax rate of 35 percent.

(f) To record a reduction in interest expense associated with our use of the sales proceeds to reduce short-term borrowings. The rate used to determine these amounts is based on a weighted average interest rate as of June 30, 2002 of 2.7 percent. If this interest rate increased or decreased by 0.25 percent, the impact on interest expense would have been higher or lower by approximately $1 million for the six months ended June 30, 2002, and by approximately $3 million for the year ended December 31, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EL PASO CORPORATION



                                        By:      /s/ JEFFREY I. BEASON
                                           -------------------------------------
                                                     Jeffrey I. Beason
                                            Senior Vice President and Controller
                                               (Principal Accounting Officer)


Date: October 9, 2002